Exhibit 23.1:

               Consent of Independent Certified Public Accountants

Hudson Technologies, Inc.
Pearl River, New York

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements (No. 333-17133 and No. 333-38598) on Form S-8 of our report dated March 1, 2002, relating to the consolidated financial statements of Hudson Technologies, Inc. for the year ended December 31, 2001 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


                                                            /s/ BDO SEIDMAN, LLP

Valhalla, New York
March 28, 2002


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